Second Quarter 2020 Earnings Call July 24, 2020 Exhibit 99.2

FORWARD-LOOKING STATEMENTS This investor presentation contains forward-looking statements, as defined by federal securities laws, including statements about CapStar Financial Holdings, Inc. (“CapStar”) and its financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of our operations and future financial performance. Our operations and such performance involves risks and uncertainties, including but in no way limited to the effect of the COVID-19 pandemic, that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to CapStar’s filings with the Securities and Exchange Commission, including its 2019 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Item 1A. Risk Factors”. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements. NON-GAAP MEASURES This investor presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures include: “Efficiency ratio – operating,” “Expenses – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” and “Tangible common equity to tangible assets.” Management has included these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation. Disclosures

Financial Highlights and Results Risk Management FCB Update Looking Forward Agenda

Financial Highlights and Results

Strong PTPP led by mortgage and Tri-Net divisions 2Q PTPP / Assets of 1.71% up 0.03% vs 1Q20 Positive operating leverage year over year and linked quarter Operating net income was $6.5MM or $0.36 per share Increase in Net Interest Income due to success of PPP NIM declined due to asset sensitive position and increasing excess liquidity Assessing opportunities to further reduce deposit pricing and levels of non-core deposit funding Market leader in PPP relative to assets; non-PPP loans down vs 1Q20 Sound expense control Mortgage expenses rose in relation to record mortgage revenue 2Q included merger-related and severance expense Core expenses in-line with prior year quarters Proactive risk management Continued low net charge-offs and criticized and classified asset levels Further provisioned for uncertain economic environment Strengthened total-risked based capital through subordinated debt issuance Maintained significant on and off-balance sheet liquidity FCB merger closed July 1; accretive to NIM, efficiency, ROAA and EPS Financial Highlights

Financial Results GAAP(2)   2Q20 Favorable/(Unfavorable)   1Q20 2Q19 Net Interest Income $17.68 6% 4% Noninterest Income $10.82 84% 54% Revenue $28.50 26% 19% Noninterest Expense $18.93 (33%) (15%) Pre-tax Pre-provision Income $9.56 15% 26%         Provision for Loan Losses $1.62 79% N/A Net Income $6.18 359% 7% Diluted EPS $0.34 362% 9% Operating(1)(2) 2Q20 Favorable/(Unfavorable) 1Q20 2Q19 $17.68 6% 4% $10.82 84% 54% $28.50 26% 19% $18.49 (33%) (25%) $10.01 16% 8%       $1.62 79% N/A $6.51 317% (7%) $0.36 320% (6%) Operating results are non-GAAP financial measures that adjust GAAP net income and other metrics for certain revenue and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude non-deductible one-time merger items. Dollars in millions, except per share data.

Key Performance Indicators

	Operating Metrics[1]	2Q20	1Q20	2Q19
Soundness	Net Charge-Offs to Average Loans (Annualized)	0.18%	0.01%	0.02%
	Non-Performing Assets / Loans + OREO	0.20%	0.26%	0.16%
	Allowance for Loan Losses / Loans Held for Investment	1.32%	1.39%	0.90%
	Tangible Common Equity / Tangible Assets	9.92%	11.43%	10.56%
	Total Risk Based Capital	16.76%	13.68%	13.29%
Profitability	Net Interest Margin[2] (tax equivalent basis)	3.23%	3.50%	3.68%
	Efficiency Ratio[3]	64.87%	61.78%	61.39%
	Pre-tax Pre-provision Income / Assets[4]	1.71%	1.68%	1.86%
	Return on Average Assets	1.11%	0.30%	1.40%
	Return on Average Equity	9.30%	2.25%	10.78%
	Return on Average Tangible Equity	11.02%	2.68%	13.05%
Growth[5]	Total Deposits (Avg)	$2,032	$1,736	$1,678
	Total Loans (Avg)	$1,561	$1,421	$1,469
	Total Assets (Avg)	$2,350	$2,059	$2,004
	Pre-tax Pre-provision Income	$10.01	$8.61	$9.28
	Net Income	$6.51	$1.56	$7.02
	Diluted EPS	$0.36	$0.08	$0.38
	Tangible Book Value per Share	$13.02	$12.66	$11.87

(1) Operating results are non-GAAP financial measures that adjust GAAP net income and other metrics for certain revenue and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude non-deductible one-time merger items.
(2) Calculated on a tax equivalent basis.
(3) Efficiency ratio is Noninterest expense divided by the sum of net interest income and noninterest income.
(4) Pre-tax Pre-provision Operating ROA calculated as ROA excluding the effect of income tax expense, provision expense and merger charges
(5) Dollars in millions, except per share data.

CAPSTAR FINANCIAL HOLDINGS, INC.

7

Net Interest Margin(1) Net interest income increased as a result of higher average earning assets related to PPP NIM was 3.23%, down 27 bps from 1Q20 Increased cash driven by strong Q2 deposit growth Full quarter impact of the Fed’s March rate cuts given our asset sensitive position EOP loan to deposit ratio dropped to the mid 80s Calculated on a tax equivalent basis.

Deposit Growth and Costs Avg Deposit balances grew 21.1% over 2Q19 Estimated impact of increased deposits from PPP was $77.4MM at 0.11% Avg NOW balances grew 47.9% over 2Q19 Deposit costs down 55 bps from 1Q20 due to rate adjustments in the quarter *Annualized % change from 1Q20 to 2Q20.       2Q20 Change Vs. 1Q20* Change Vs. 2Q19 $ in millions $ $ % $ % Balance Sheet (EOP Balances) Non-Interest Bearing $ 547 $ 104 94.6% $ 220 67.5% Interest Checking (NOW) 686 139 102.0% 195 39.8% Savings & Money Market 510 37 31.4% 1 0.2% Time Deposit's under $100K 71 (0) -1.5% (34) -32.7% Time Deposit's over $100K 282 52 91.3% (10) -3.3% Deposits $ 2,096 $ 332 75.7% $ 373 21.6% Fed Funds 1.75% Fed Funds 0.25% Fed Funds 2.00% Fed Funds 2.25%

Loan Growth EOP Loans HFI increased $146MM or 40.6% annualized from 1Q20 PPP loans were $222MM at June 30 Avg Loans HFI increased 39% on an annualized basis from 1Q20 driven by the addition of $154MM in PPP Loans Line utilization decreased by 4.7% to 47.4% *Annualized % change from 1Q20 to 2Q20       2Q20 Change Vs. 1Q20* Change Vs. 2Q19 $ in millions $ $ % $ % Balance Sheet (EOP Balances) Commercial and Industrial $622 $174 156.7% $217 53.6% Commercial Real Estate (Non-Owner Occupied) 408 30 32.2% (13) -3.1% Commercial Real Estate (Owner Occupied) 148 (19) -45.8% (26) -14.8% Consumer Real Estate 239 (10) -15.5% (16) -6.4% Construction & Land Development 118 (23) -66.3% (6) -4.9% Consumer 28 (0) -2.8% 1 3.1% Other 31 (7) -70.6% (4) -12.4% Total Loans $1,593 $146 40.6% $152 10.6%

Supported needs of both clients and non-clients across our communities $222 million loans funded, market leader in Nashville relative to assets $151 thousand average loan size: 82% of loans under $150 thousand 2Q20 average yield of 3.45% Obtained financing for more than 1,493 businesses Benefited more than 25,167 employees Payroll Protection Program (PPP)

Loan Yields Overall loan yield declined 60 bps from 1Q20 Average 1 month Libor rate was 0.39% and down 104 bps from 1Q20, which negatively contributed to our variable rate loan yield decline of 72 bps Loan fees increased 21 bps from 1Q20 principally from fees associated with PPP Loans The yield on new loan production excluding the impact of PPP was 4.17% Loan Yield Rollforward 1Q20 (Avg) 5.10% Increase in Loan Fees/Cost 0.21% Increase in Purchase Accounting 0.02% PPP Loan Yields/Fees -0.11% Repricing of Variable Rate Loans -0.72% 2Q20 (Avg) 4.50%

Noninterest Income

(Dollars in thousands)	Three Months Ended June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Noninterest Income					
Treasury Management and Other Deposit Service Charges	$ 691	$ 775	$ 736	$ 788	$ 813
Net Gain (Loss) on Sale of Securities	13	27	9	0	(121)
Tri-Net Fees	1,260	599	274	847	1,024
Mortgage Banking Income	7,123	2,253	2,316	2,679	3,087[1]
Wealth Management Fees	374	407	407	379	334
Interchange and Debit Card Transaction Fees	729	724	928	754	991
Other	633	1,089	1,049	1,341	904
Total Noninterest Income	**$ 10,823**	**$ 5,874**	**$ 5,719**	**$ 6,788**	**$ 7,032**
Average Assets	***2,350,021***	***2,059,306***	***2,030,231***	***2,005,950***	***2,004,207***
Noninterest Income / Average Assets	***1.85%***	***1.15%***	***1.12%***	***1.34%***	***1.41%***

- Mortgage income up from the prior year and quarter due to higher volumes and spreads
- Tri-Net fees of $1.3MM in line with previous guidance and prior year
- Treasury Management and other Deposit Service Charges down due to clients paying TM fees with deposit balances
- Other includes a $238K Mortgage Servicing Right valuation adjustment and a $94K loss on sale of fixed assets

(1) Reflects the impact of the implementation of mandatory mortgage locks as opposed to best efforts mortgage locks. The aggregate accounting impact of the change was $(912K).

CAPSTAR FINANCIAL HOLDINGS, INC. 13

Residential Mortgage Originations increased $101MM from 1Q20 driven predominately by increased refinance activity With mortgage rates at historic lowers, refinance activity increased to 68% of the origination volume for the quarter compared to 58% in 1Q20 and 21% in 2Q19 Mortgage Fee Income up $4.9MM due to increase of $121.5MM in loans sold over 1Q20 and a 110 bps increase in gain on sale % Residential Mortgage Income

Noninterest Expense

(Dollars in thousands)	Three Months Ended June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Noninterest Expense					
Salaries and Employee Benefits	$ 12,305	$ 8,002	$ 9,318	$ 9,229	$ 8,563
Data Processing & Software	2,100	1,864	1,835	1,790	1,862
Professional Fees	581	636	531	528	501
Occupancy	797	820	795	858	809
Equipment	680	751	834	1,012	1,026
Regulatory Fees	333	163	28	18	272
Merger Related Expenses	448	290	163	187	1,711
Amortization of Intangibles	375	386	397	408	419
Other Operating	1,315	1,299	1,365	1,501	1,307
Total Noninterest Expense	**$ 18,934**	**$ 14,211**	**$ 15,266**	**$ 15,531**	**$ 16,470**
Efficiency Ratio	***66.44%***	***63.06%***	***68.46%***	***64.87%***	***68.51%***
Average Assets	***$ 2,350,021***	***$ 2,059,306***	***$ 2,030,231***	***$ 2,005,950***	***$ 2,004,207***
Noninterest Expense / Average Assets	***3.24%***	***2.78%***	***2.98%***	***3.07%***	***3.30%***
FTE	***286***	***288***	***289***	***290***	***290***
Operating Noninterest Expense[(1)]	**$ 18,486**	**$ 13,921**	**$ 15,103**	**$ 15,344**	**$ 14,759**
Operating Efficiency Ratio[(1)]	**64.87%**	**61.78%**	**67.73%**	**64.08%**	**61.39%**
Operating Noninterest Expense / Average Assets[(1)]	**3.16%**	**2.72%**	**2.95%**	**3.04%**	**2.95%**

- Operating Noninterest Expense of $18.5MM and up $4.6MM primarily due to increased mortgage incentives, one-time contract buyouts, and expenses associated with PPP.
  - One-time expenses for contract buyouts were $1.4MM.
- Regulatory Fees higher due to credits in previous quarters.

(1) Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude non-deductible one-time merger related items.

CAPSTAR FINANCIAL HOLDINGS, INC. 15

Risk Management

Strong credit underwriting and portfolio management culture Diversified portfolio in resilient markets CRE portfolio has strong market and underwriting characteristics In 2Q, We have successfully completed the first of three 2020 loan reviews 2020 by an external firm External firm performs annual stress test; most recent completed 4/20 COVID-19 impact update By close of the opt in period, 32% of total loans opted into our deferral program expiring in July We anticipate 6-8% to request a second deferral from interest only or more 11% exposure to COVID-19 sensitive industries Actively managing Lodging, Recreation/Restaurants, Retail, and Senior Living Proactively increased allowance for loan losses due to economic uncertainty related to COVID-19 2Q20 reserve is 1.32%; or 1.53% excluding PPP loans Including $2.8MM fair value mark on acquired loans, 2Q20 reserve is 1.50%; or 1.73% excluding PPP loans Loan Portfolio Summary

Loan Portfolio Performance (1) Commercial & Industrial includes Commercial & Industrial loans and Owner Occupied CRE loans (1)

Select Industries Lodging Funded (Non-PPP) Balances (In Millions) No Deferral Elected $26.0 Deferral Opt-In 62.1 Grand Total $88.1 6/30/2020 balances Second Deferral Expectations (In Millions) Expected $48.0 Not Expected 14.1 Grand Total $62.1 Lodging - Detail Funded (Non-PPP) Balances (In Millions) Marriott $49.9 Hilton 21.9 Wyndham 7.6 Non-Flag 4.8 Choice Hotels 3.9 Grand Total $88.1 Pre-pandemic loan to value ratios are 57% with debt service coverage of 1.92x provides substantial buffer to absorb lower room rates and/or occupancy. Cash equity assures reduced exposure to value reductions Hotel exposure is dominated by: National brands Newer and well-located properties Seasoned developers East Tennessee locations ($33MM) are dominated by: Interstate exit locations performing below 2019 levels but reasonably well Family destinations performing well related to 2019 levels Nashville locations ($41MM) are: Heavily tied to convention/event activities Expected to have a longer re-stabilization with indications of strong pre-bookings in 2H2021 Newly constructed or newly opened facilities

Select Industries Recreation / Restaurants Funded (Non-PPP) Balances (In Millions) No Deferral Elected $12.4 Deferral Opt-In 17.7 Grand Total $30.1 Retail Funded (Non-PPP) Balances (In Millions) No Deferral Elected $10.0 Deferral Opt-In 0.4 Grand Total $10.4 Senior Living Funded (Non-PPP) Balances (In Millions) No Deferral Elected $11.9 Deferral Opt-In 19.7 Grand Total $31.6 Loans in these pandemic sensitive sectors: Remain a small portion of our portfolio Are expected to resume normal scheduled payments this quarter with expectations for second deferrals below 10% Are primarily secured by Real Estate Are greater than 92% Pass Rated As to Senior Living: No facilities have been impacted by Covid19 infection

Commercial Real Estate Strong market fundamentals result in exceptionally strong quality metrics Focused on highly seasoned and liquid developer/investor profile Standard requirement expectation is 30%-35% cash equity Result is low LTV, high DSC that mitigates indirect tenant risk exposure 100% of balances Pass rated

Allowance for Loan Losses Multiple stress tests performed to evaluate a range of potential losses Due to the uncertainty of the impact of COVID-19, proactively increased allowance for loan losses 67% since 4Q19 2Q increase of $1.6MM in qualitative factors reflecting continued uncertain economic environment Excluding the $215.5MM(1) in PPP loans, Reserve/Loans increased from 1.39% in 1Q20 to 1.53% in 2Q20 The current reserve of $21MM plus the $2.8MM fair value mark on acquired loans equates to a 1.50% reserve/loans or 1.73% excluding PPP Loans (1) PPP Loan balances net of unearned fees as of 6/30/2020.

Capital ratios significantly above “well capitalized” and risk-based ratios are higher than a year ago. Total risk-based capital increased 312 bps vs. 1Q20, including the impact of $30MM subordinated debt issuance. Quarterly dividend of $0.05 per common share was declared on July 23, 2020. Repurchased 147,800 shares during 1Q20 at an average price of $9.69 per share for a total of $1.4MM. Share repurchases discontinued March 24, 2020; $7.6MM remain under current authorization. *Reconciliation provided in non-GAAP tables in the Appendix at the end of this presentation. Capital Capital Ratios 2Q20   1Q20   2Q19   "Well Capitalized" Guidelines                 Leverage 10.08%   11.23%   11.01%   ≥ 5.00% Tangible Common Equity / Tangible Assets1 9.92%   11.43%   10.56%   NA Tier 1 Risk Based Capital 13.76%   12.56%   12.53%   ≥ 8.00% Total Risk Based Capital 16.76%   13.68%   13.29%   ≥ 10.00%

Liquidity

As of 06/30/2020

Funding Sources	Amount Outstanding ($000)	Available to Draw ($000)	Total Funding Capacity ($000)
Cash & Equivalents	$368,820	N/A	$368,820
Unpledged AFS Securities[1]	159,816	N/A	159,816
Loans Held for Sale	129,807	N/A	129,807
On Balance Sheet	**658,443**	**N/A**	**658,443**
FHLB Advances	10,000	150,228	160,228
Fed Funds Lines	-	125,000	125,000
Brokered CDs[2]	114,433	199,902	314,335
QwickRate Deposits[2]	348	313,987	314,335
Fed Discount Window[3]	-	N/A	N/A
Off Balance Sheet	**124,781**	**789,117**	**913,898**
Total	**$783,224**	**$789,117**	**$1,572,341**

- Liquidity stress tests performed quarterly using four scenarios
- Liquidity to be expanded further by renewal of Fed Discount Window

(1) Amount outstanding uses fair market value as reported on CSTR's financial statements as of 6/30/20
(2) Available to draw amounts are based on CSTR ALCO policy guideline of 15% of total deposits
(3) CSTR has a borrowing arrangement in place and is in process of pledging loan collateral and determining borrowing capacity

CAPSTAR FINANCIAL HOLDINGS, INC. 24

FCB Merger Update

Strategic and Financial Rationale Very established and well-run banks in less competitive markets Strong deposit franchise – granular and low cost Loan diversification – product, size, geography, and pricing Scale to leverage back office overhead Continue to establish CSTR as a proven acquirer Projected financial impact: Manageable TBV dilution with acceptable TBV earnback period Double-digit 2021 EPS accretion Accretive to NIM, efficiency ratio, and ROA

Key Dates Announced1Q20 FNB|BOW Shareholder ApprovalApril 30, 2020 Regulatory ApprovalJune 15, 2020 CloseJuly 1, 2020 System Conversions4Q20 Acquisition Summary

Pro Forma Deposit Composition CapStar Bank First National Bank of Manchester Pro Forma1 Bank of Waynesboro Preliminary estimates of CSTR pro forma for pending acquisition Note: As of March 31, 2020; dollars in thousands; bank level data

Pro Forma Loan Composition Includes loans HFS Preliminary estimates of CSTR pro forma for pending acquisition Note: As of March 31, 2020; dollars in thousands; bank level data CapStar Bank1 First National Bank of Manchester Pro Forma2 Bank of Waynesboro

Looking Forward

As we move forward, CapStar has tremendous opportunities to continue to improve our performance Our priorities include: Delivering strong risk management practices Maintain strong liquidity, reserves, and capital Escalate portfolio monitoring and proactively manage credit portfolio Generate strong PTPP Enhancing the level and consistency of our profitability Improving our net interest margin and its stability Implementing expense disciplines – proficient and frugal execution Eliminating prior credit “spikes” Expanding and accelerating our growth opportunities Aggressively seeking to expand customer relationships in our existing markets Strategically hiring additional talented bankers in or around our service areas Actively pursuing acquisitions of well-managed, appropriately-priced banks Looking Forward

Appendix: Other Financial Results and Non-GAAP Reconciliations

  (Dollars in thousands, except per share information) June 30, 2020 March 31, 2020 December 31, 2019 September 30, 2019 June 30, 2019 TANGIBLE EQUITY Total Shareholders’ Equity $ 281,950 $ 275,790 $ 273,046 $ 268,082 $ 262,664 Less: Intangible Assets 43,633 44,008 44,393 44,790 45,199 Tangible Equity 238,317 231,782 228,653 223,292 217,465 TANGIBLE COMMON EQUITY Tangible Equity 238,317 $ 231,782 $ 228,653 $ 223,292 $ 217,465 Less: Preferred Equity - - - - 9,000 Tangible Common Equity 238,317 231,782 228,653 223,292 208,465 TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS Tangible Common Equity $ 238,317 $ 231,782 $ 228,653 $ 223,292 $ 208,465 Total Assets 2,445,172 2,072,585 2,037,201 2,033,911 2,018,421 Less: Intangible Assets 43,633 44,008 44,393 44,790 45,199 Tangible Assets 2,401,539 2,028,577 1,992,808 1,989,121 1,973,223 Tangible Common Equity to Tangible Assets 9.92% 11.43% 11.47% 11.23% 10.56% TANGIBLE BOOK VALUE PER SHARE, REPORTED Tangible Common Equity $ 238,317 $ 231,782 $ 228,653 $ 223,292 $ 208,465 Shares of Common Stock Outstanding 18,302,188 18,307,802 18,361,922 18,343,403 17,561,476 Tangible Book Value Per Share, Reported $13.02 $12.66 $12.45 $12.17 $11.87 Non-GAAP Financial Measures

  Three Months Ended (Dollars in thousands, except per share information) June 30, 2020 March 31, 2020 December 31, 2019 September 30, 2019 June 30, 2019 RETURN ON AVERAGE TANGIBLE EQUITY (ROATE) Total Average Shareholders’ Equity $ 281,614 $ 278,550 $ 271,568 $ 266,441 $ 261,197 Less: Average Intangible Assets 43,871 44,253 44,646 45,050 45,456 Average Tangible Equity 237,743 234,297 226,922 221,391 215,741 Net Income 6,181 1,346 5,421 6,466 5,756 Return on Average Tangible Equity (ROATE) 10.46% 2.31% 9.48% 11.59% 10.70% RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE) Average Tangible Equity $ 237,743 $ 234,297 $ 226,922 $ 221,391 $ 215,741 Less: Preferred Equity - - - 7,043 9,000 Average Tangible Common Equity 237,743 234,297 226,922 214,347 206,741 Net Income 6,181 1,346 5,421 6,466 5,756 Return on Average Tangible Common Equity (ROATCE) 10.46% 2.31% 9.48% 11.97% 11.17% Non-GAAP Financial Measures

  Three Months Ended (Dollars in thousands, except per share information) June 30, 2020 March 31, 2020 December 31, 2019 September 30, 2019 June 30, 2019 OPERATING NET INCOME Net Income (Loss) $ 6,181 $ 1,346 $ 5,421 $ 6,466 $ 5,756 Add: Merger Related Expense 448 290 163 187 1,711 Less: Income Tax Impact (117) (76) (43) (49) (447) Operating Net Income 6,512 1,560 5,541 6,604 7,020 OPERATING DILUTED NET INCOME PER SHARE Operating Net Income $ 6,512 $ 1,560 $ 5,541 $ 6,604 $ 7,020 Average Diluted Shares Outstanding 18,320,006 18,443,725 18,443,916 18,532,479 18,650,706 Operating Diluted Net Income per Share $ 0.36 $0.08 $0.30 $0.36 $0.38 OPERATING RETURN ON AVERAGE ASSETS (ROAA) Operating Net Income $ 6,512 $ 1,560 $ 5,541 $ 6,604 $ 7,020 Total Average Assets 2,350,021 2,059,306 2,030,231 2,005,950 2,004,207 Operating Return on Average Assets (ROAA) 1.11% 0.30% 1.08% 1.31% 1.40% OPERATING RETURN ON AVERAGE TANGIBLE EQUITY (ROATE) Average Tangible Equity $ 237,743 $ 234,297 $ 226,922 $ 221,391 $ 215,741 Operating Net Income 6,512 1,560 5,541 6,604 7,020 Operating Return on Average Tangible Equity (ROATE) 11.02% 2.68% 9.69% 11.83% 13.05% Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding non-deductible one-time merger related items.

  Three Months Ended (Dollars in thousands, except per share information) June 30, 2020 March 31, 2020 December 31, 2019 September 30, 2019 June 30, 2019 OPERATING NONINTEREST EXPENSE Noninterest Expense $ 18,934 $ 14,211 $ 15,266 $ 15,531 $ 16,470 Less: Merger Related Expense (448) (290) (163) (187) (1,711) Operating Noninterest Expense 18,486 13,921 15,103 15,344 14,759 OPERATING NONINTEREST EXPENSE / AVERAGE ASSETS Operating Noninterest Expense $ 18,486 $ 13,921 $ 15,103 $ 15,344 $ 14,759 Total Average Assets 2,350,021 2,059,306 2,030,231 2,005,950 2,004,207 Operating Noninterest Income / Average Assets 3.16% 2.72% 2.95% 3.04% 2.95% OPERATING EFFICIENCY RATIO Operating Noninterest Expense $ 18,486 $ 13,921 $ 15,103 $ 15,344 $ 14,759 Net Interest Income 17,675 16,661 16,581 17,156 17,008 Noninterest Income 10,823 5,874 5,719 6,788 7,032 Total Revenues 28,498 22,535 22,300 23,944 24,040 Operating Efficiency Ratio 64.87% 61.78% 67.73% 64.08% 61.39% Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding non-deductible one-time merger related items.

CapStar Financial Holdings, Inc. 1201 Demonbreun Street, Suite 700 Nashville, TN 37203 Mail: P.O. Box 305065 Nashville, TN 37230-5065 (615) 732-6400 Telephone www.capstarbank.com (615) 732-6455 Email: ir@capstarbank.com Contact Information Investor Relations Executive Leadership Mike Fowler Chief Financial Officer CapStar Financial Holdings, Inc. (615) 732-7404 Email: mike.fowler@capstarbank.com Corporate Headquarters